Exhibit 21.1.0

Subsidiaries of GrafTech International Ltd. as of February 23, 2010(a)

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Ltd.
GrafTech Finance Inc.	Delaware	100%
GrafTech Global Enterprises Inc.	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Global Enterprises Inc.
GrafTech International Holdings Inc.	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech International Holdings Inc.
GrafTech DE LLC	Delaware	100%
GrafTech Seadrift Holding Corp.	Delaware	100%
GrafTech International Trading Inc.	Delaware	100%
GrafTech Switzerland S.A.	Switzerland	100%
GrafTech Technology LLC	Delaware	100%
GrafTech NY Inc.	New York	100%
Graphite Electrode Network LLC	Delaware	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech DE LLC
GrafTech Canada ULC	Canada	100%

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Switzerland S.A.
GrafTech UK Limited	United Kingdom	100%
Graftech Iberica S.L.	Spain	99.9%(b)
GrafTech Mexico S.A. de C.V.	Mexico	99.92%(c)
GrafTech Comercial de Mexico S. de. R.L. de C.V.	Mexico	99.99%(d)
GrafTech S.p.A.	Italy	100%
GrafTech Brasil Participacoes Ltda.	Brazil	100%
GrafTech France S.A.S.	France	100%
GrafTech South Africa (Pty) Ltd.	South Africa	100%
GrafTech RUS LLC	Russia	100%(e)

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech France S.A.S.
GrafTech France SNC	France	100%(f)

Name of Subsidiary	Jurisdiction of Incorporation	Ownership by GrafTech Brasil Participacoes Ltda.
GrafTech Brasil Ltda.	Brazil	100%

(a)	Directors Qualifying Shares of subsidiaries are deemed to be owned by their immediate parent entity.
(b)	0.01% held by GrafTech International Holdings Inc.
(c)	0.05% owned by GrafTech International Holdings Inc., 1 share owned by a director of GrafTech Mexico S.A. de C.V., in trust for GrafTech Switzerland S.A. and 99.92% owned by GrafTech Switzerland S.A.
(d)	0.01% owned by GrafTech International Holdings Inc. and 99.99% owned by GrafTech Switzerland S.A.
(e)	0.10% owned by UCAR Limited.
(f)	One share held by GrafTech Switzerland S.A.